UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

☑     Filed by the Registrant
☐     Filed by a party other than the Registrant

Check the appropriate box:

☑      Preliminary Information Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14c-6(e)(2))
☐      Definitive Information Statement

STARBOARD RESOURCES, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

STARBOARD  RESOURCES, INC.

INFORMATION STATEMENT

TABLE OF CONTENTS (continued)

Submission of Stockholder Proposals	24
Stockholder Proposals – General	24
Director Nominations	25
Availability of Annual Report	26
Householding	26
Additional Information and Questions	26

STARBOARD RESOURCES, INC.
300 E. Sonterra Blvd., Suite 1220
San Antonio, TX 78258
Telephone: (210) 999-5400
Facsimile: (210) 999-5401

INFORMATION STATEMENT

July 27, 2015

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Starboard Resources, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228 of the Delaware General Corporation Law (“DGCL”) to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of Starboard Resources, Inc., a Delaware corporation (the “Company”), to notify the Stockholders that on June 30, 2015, the Board of Directors of the Company (the “Board”) approved the four (4) actions listed below (the “Actions”) and recommended the Actions be approved by Stockholders holding the necessary amount of Common Stock by executing and delivering to the Company written consents (“Consents”). On July 1, 2015, the Company received, in lieu of a Stockholders’ meeting, Consents approving the Actions from Stockholders that beneficially owned 7,387,998 shares of Common Stock (the “Majority Stockholders”) , representing 58.1184% of the outstanding Common Stock entitled to vote with respect to the following Actions:

1.
electing Peter Benz, Craig Dermody, Charles S. Henry, III, Bill Liao and Michael J. Pawelek as Company Directors for a one-year term until the Company’s next annual stockholders’ meeting or until their successors are duly elected and qualified;

2.	amending the Company’s Delaware Certificate of Incorporation to change the Company’s name to “Brushy Resources, Inc.”;

3.
amending the Amended and Restated Bylaws of the Company, dated August 14, 2014 to provide for mandatory venue for all Stockholder actions and Stockholder derivative actions against the Company’s officers and directors to be in the Delaware Chancery Court in the State of Delaware and to conform the name change; and

4.	ratifying the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm;

Your consent is not required and is not being solicited in connection with the approval of the Actions.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about July 27, 2015 to Stockholders of record as of the close of business July 1, 2015 (Record Date”)

The Company has asked brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

Section 228 of the DGCL provides, and the Certificate of Incorporation of the Company does not prohibit, that any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a Consent or Consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a Stockholders’ meeting at which all shares entitled to vote thereon were present and voted and such Consents delivered to the Company.

Exchange Act Rule 14c-2(b) requires the Information Statement be sent to Stockholders at least 20 calendar days prior to the earliest date on which the Actions may be taken if Stockholder approval is obtained by Consents. The Actions described herein will be effective approximately 20 days after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about August 16, 2015.

In order to eliminate the costs and management time involved in obtaining proxies and holding a Stockholders’ meeting to approve the Actions, and to affect the Actions as quickly as possible the Board elected to seek Consents of the Majority Stockholders .

Who is Entitled to Notice?

Section 228 of the DGCL provides that prompt notice of the taking of the Actions, without a Stockholders’ meeting and with less than unanimous written consent of Stockholders, shall be given to those Stockholders who did not consent in writing and who, if the Actions had been taken at a Stockholders’ meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that the written consents signed by a sufficient number of Stockholders to take the Actions were delivered to the Company.

To reduce the expenses of delivering multiple materials to our stockholders, we are taking advantage of rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy and one will be sent to you at no. For future mailings, you may request separate materials, or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at Starboard Resources, Inc., 300 E. Sonterra Blvd., Suite 1220, San Antonio, TX 78258.

What Vote is Required to Approve the Action?

As of the Record Date, there were issued and outstanding 12,711,986 shares of the Common Stock. Each share of our Common Stock is entitled to one vote per share. Pursuant to Section 228 of the DGCL, at least a majority of the outstanding Common Stock, or at least 6,355,994 votes, are required to approve the Actions. The Majority Stockholders, which hold in the aggregate 7,387,998 shares of Common Stock (and therefore having 58.1184% of the total outstanding Common Stock), executed Consents approving the Actions thereby satisfying the requirement that at least a majority of the outstanding Common Stock execute Consents approving the Actions. Therefore, no additional Stockholder consents are being sought in connection with this Information Statement.

The following table sets forth for each Majority Stockholder, the number of shares of Common Stock held the total number of votes that the Majority Stockholder executed Consented in favor of the Actions (each share of Common Stock held entitles the holder to one vote), and the percentage of the issued and outstanding Common Stock of the Company that executed consents approving the Actions:

Name of Majority Stockholders	Common Stock	Number of Votes that Consented in Favor of the Actions	Percentage of the Voting Equity that Consented in Favor of the Actions
SOSventures, LLC(1)	4,095,756	4,095,756	32.2196%
Sean O’Sullivan Revocable Living Trust(1)	532,139	532,139	4.1861%
Bradford R. Higgins(1)	235,825	235,825	1.8551%
LMIF Investments LLC(2)	750,514	750,514	5.9040%
Longview Marquis Fund LP(2)	876,957	876,957	6.8987%
SMF Investments LLC(2)	547,307	547,307	4.3054%
Michael J. Pawelek(3)	116,500	116,500	0.9165%
Edward Shaw(3)	116,500	116,500	0.9165%
N. Kim Vo(3)	116,500	116,500	0.9165%
	7,387,998	7,387,998	58.1184%

(1)
The Chair of our Board of Directors, Bill Liao, is employed by SOSventures, LLC, which is owned by Sean O’Sullivan. SOSventures, LLC, Sean O’Sullivan Revocable Living Trust and Bradford R. Higgins filed a Schedule 13G indicating that these Stockholders should be deemed a stockholder group on March 7, 2014.  This stockholder group cumulatively owns 4,863,720 or 38.2609% of our issued and outstanding Common Stock.

(2)
LMIF Investments, Longview Marquis Fund LP and SMF Investments LLC are a stockholder group according to their Schedule 13G filed February 11, 2014.  These Stockholders are directly or indirectly controlled by Viking Asset Management, LLC.  The chairman of Viking Asset Management, LLC is Peter Benz, one of our Directors.  This stockholder group cumulatively owns 2,174,778 or 17.1081% of our issued and outstanding Common Stock.

(3)	Michael J. Pawelek, Edward Shaw and N. Kim Vo are Company employees. Michael J. Pawelek is the Chief Executive Officer. Edward Shaw is the Chief Operating Officer. N. Kim Vo is the Comptroller.

Do I have appraisal rights?

Neither the DGCL nor our Certificate of Incorporation or bylaws provide our Stockholders with appraisal rights in connection with any of the Actions discussed in this Information Statement.

ACTION ONE
ELECTION OF DIRECTORS
 General

Directors of the Company are normally elected by the Stockholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be Stockholders. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” Presently, the Board of Directors consists of five (5) members, namely, Michael Pawelek, Bill Liao, Charles S. Henry, IIII, Craig Dermody and Peter Benz. The Board has nominated all five current Directors to serve as Directors for a one-year term until the Company’s next annual meeting or vote of Stockholders.

. Directors are elected by a plurality of the votes cast by Stockholders at a meeting at which a quorum is present in person or by proxy. This means that the number of nominees for election as a Director equal to the number of positions being filled who individually receive the most votes shall be elected. It is not required that any nominee receive a majority of the shares entitled to vote.  Cumulative voting in the election for Directors is prohibited.   If Directors are elected by written consent as permitted by Section 228 of the DGCL and the Company’s Bylaws, the Company must receive written consents from Stockholders holding at least a majority of the Common Stock, since that is the amount that would be required to take such action at a Stockholders’ meeting at which all shares entitled to vote thereon were present and voted.

Although the Company’s management expects that each of the following nominees will be available to serve as a Director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees for Election as Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the effective date of the Actions in this Information Statement:

Name	Age	Position(s)

Michael Pawelek	57	Director

Bill Liao	47	Director

Charles S. Henry, III	47	Director

Craig Dermody	56	Director

Peter Benz	55	Director

Biographical Information Regarding Directors

Directors Nominated (Terms expiring in 2016)

Michael Pawelek, age 57, became a Director of our Company on January 20, 2012 and has been our and Chief Executive Officer since our acquisition of the assets of ImPetro Resources LLC on June 10, 2011. Mr. Pawelek has over 27 years of exploration and production and oilfield services industries experience. Prior to Starboard, he was the CEO and President of ImPetro Resources LLC from 2010 to 2011 and CEO and President of South Texas Oil Company in 2009.  South Texas Oil Company was a reporting company that filed bankruptcy in 2009 in San Antonio, Texas in Cause No. 09-54233 and was liquidated in bankruptcy.  From 2004 to 2008 Mr. Pawelek was President of BOSS Exploration & Production Corporation, a privately held Gulf Coast exploration and production company.   Mr. Pawelek began his career as a geophysicist with Clayton Williams Company; was a district geophysicist with TXO Production Corporation; founded CPX Petroleum which drilled over 60 wells under his management; founded and was the CEO of Universal Seismic Associates, Inc.; served as VP of Operations of Amenix USA, Inc., a private exploration and production company focused on oil and natural gas exploration in Louisiana and served as President of Sonterra Resources, Inc., a company that has oil and natural gas assets in Texas state waters in Matagorda Bay. He received a BS degree in Civil Engineering from Texas A&M. As a result of these professional experiences, Mr. Pawelek possesses particular knowledge and experience in the operations of oil and gas companies that strengthen the Board’s collective qualifications, skills, and experience.

Bill Liao, age 47, became a Director and Chairman of the Board of Directors of our Company on January 20, 2012. Mr. Liao has extensive experience with public company dynamics, governance and investor relations.  Mr. Liao has been a venture partner with SOSventures, LLC since 2011.  Mr. Liao was also a director of XING AG from 2003 to 2009.  XING AG is listed on the Frankfurt stock exchange.  Mr. Liao also has worked in the commodities trading arena with several boutique Swiss investment funds and has established BandWithVentures an Irish based tech startup.  As a result of these professional experiences, Mr. Liao possesses particular knowledge and experience in developing companies that strengthen the Board’s collective qualifications, skills, and experience. Mr. Liao serves on our Audit Committee and Compensation Committee.

Charles S. Henry III, age 47, became a Director of our Company on January 20, 2012. Since August 2007 Mr. Henry has been a Senior Geological Advisor for the Gulf of Mexico for Energy XXI (Bermuda) Limited. (NASDAQ: EXXI).  Energy XXI’s oil and gas operations focus on South Louisiana and the Gulf of Mexico and do not overlap with the Company’s oil and gas operations onshore in Texas and Oklahoma. From 2006 to 2007 Mr. Henry worked as a Senior Asset Geoscientist for Energy Partners, Ltd. focusing on South Louisiana exploration.  From 2002 to 2006 Mr. Henry was a Senior Geologist for Domination Exploration & Production, Inc. focusing on South Louisiana exploration.  Mr. Henry has a B.S in Geology from Louisiana State University, a M.S. in Geology from the University of New Orleans and a M.B.A. from Tulane University.  As a result of these professional experiences and academic training, Mr. Henry possesses particular knowledge and experience in understanding and advising on geological and oil and gas issues involving our current and accretive oil and gas properties that strengthen the Board’s collective qualifications, skills, and experience.  Mr. Henry serves on our Compensation Committee.

Mr. Henry is a respondent in an arbitration filed by Gregory Imbruce and business entities controlled by Mr. Imbruce.  On March 18, 2014, Gregory Imbruce, Giddings Investments, LLC, Giddings Genpar LLC, Hunton Oil Genpar, LLC, Asym Capital III LLC, Glenrose Holdings, LLC and Asym Energy Investment LLC filed a claim through the American Arbitration Association against Charles S. Henry, III, John P. Vaile, as Trustee of John P. Vaile Living Trust, John Paul Otierno, SOSventures LLC, Bradford Higgins, William Mahoney, Edwards M. Conrads, Robert J. Conrads, Giddings Oil & Gas LP, Hunton Oil Partners LP and Asym Energy Fund III LP and named other limited partners in the partnerships as relief defendants.  Claimants make the following claims against Mr. Henry: (i) breach  of limited partnership agreements; (ii) breach of implied covenant of good faith and fair dealing; (iii) conversion of stock certificates subject to Company’s Amended Interpleader action include as Exhibit 99.1.5; (iv) theft of stock certificates subject to Company’s Amended Interpleader action included as Exhibit 99.1.5 to the Company’s Form 8-K filed March 21, 2014; (v) unjust enrichment; (vi) violations of the Delaware Uniform Limited Partnership Act; and (vii) breach of fiduciary duty.  The claimants seek declaratory and injunctive relief as to who has authority to act as general partner of the partnerships, constructive trust on our common stock shares previously distributed to limited partners in the partnerships and damages. Mr. Henry had previously made claims in 2012 in litigation against Mr. Imbruce and the other claimants in Connecticut Superior Court. Mr. Henry and the other claimants allege fiduciary duty breaches, conversion, civil theft, violations of Connecticut Unfair Trade Practices Act, unjust enrichment, common law fraud, negligence, fraudulent conveyance and civil conspiracy and seek damages, injunctive relief, a constructive trust and an accounting. The arbitration hearing has been held and an arbitration award is expected in August 2015.

Peter Benz, age 55, became a Director of our Company on January 20, 2012. Mr. Benz serves as the Chairman and Chief Executive Officer of Viking Asset Management, LLC and is a member of its Investment Committee. He has been affiliated with Viking Asset Management, LLC since 2001.  His responsibilities include assuring a steady flow of candidate deals, making asset allocation and risk management decisions and overseeing all business and investment operations. He has more than 25 years of experience specializing in investment banking and corporate advisory services for small growth companies in the areas of financing, merger/acquisition, funding strategy and general corporate development. Prior to founding Viking in 2001, Mr. Benz founded Bi Coastal Consulting Company where he advised hundreds of companies regarding private placements, initial public offerings, secondary public offerings and acquisitions. He has founded three public companies and served as a director for four other public companies. Prior to founding Bi Coastal Consulting, Mr. Benz was responsible for private placements and investment banking activities at Gilford Securities in New York, NY. Mr. Benz became a director of uSell.com, Inc. (“USEL”) on May 15, 2014.  Mr. Benz is a graduate of Notre Dame University. As a result of these professional experiences, Mr. Benz possesses particular knowledge and experience in developing companies and capital markets that strengthen the Board’s collective qualifications, skills, and experience.  Mr. Benz serves on our Audit Committee.

Craig Dermody, age 56, became a Director of our Company on May 20, 2012. Mr. Dermody brings over 30 years of experience in the institutional investment securities industry. Mr. Dermody is currently a partner with the energy investment banking securities firm of Johnson Rice & Co. LLC.  Mr. Dermody has been employed by Johnson Rice since 1994. Prior to Johnson Rice, he was a Sr. Vice President with Prudential Securities and a Sr. Vice President with Howard Weil Labouisse Friedrichs, where he began his career in 1981. He served on the Board of Directors of Halter Environmental, a company focused on oil spill recovery vessels from 1990-1991. Mr. Dermody received his BS from Southeastern Louisiana University. As a result of these professional experiences, Mr. Dermody possesses particular knowledge and experience in developing companies and capital markets that strengthen the Board’s collective qualifications, skills, and experience.  Mr. Dermody serves on our Audit Committee and Compensation Committee.

Mr. Pawelek, Mr. Liao, Mr. Henry, Mr. Dermody and Mr. Benz are currently defendants in a pending Stockholder lawsuit.  On April 17, 2015, Starboard Resources, Inc. was served with a lawsuit filed in Bexar County, Texas by William F. Pettinati, Jr., Nicholas Garofalo, Sigma Gas Barbastella Fund and Sigma Gas Antrozous Fund against Starboard Resources, Inc., its Directors, its Chief Operating Officer, Edward Shaw, its former Chief Financial Officer, Eric Alfuth, our Stockholder, Bradford Higgins, and Sean O’Sullivan, the managing director of our Stockholder, SOSventures, LLC.   Mr. Pettinati, Mr. Garofalo and the Sigma Gas Antrozous Fund are Stockholders.  Mr. Pettinati owns 145,112 shares of Common Stock, Mr. Garofalo owns 226,680 shares of Common Stock and Sigma Gas Antrozous Fund owns 44,610 shares of Common Stock. Combined these stockholders account for approximately 3.3% of our outstanding Common Stock.  These Stockholders became our Stockholders in February 2014.

The Plaintiffs allege several derivative and direct causes of action, many of which relate to alleged actions that pre-date their becoming Stockholders in February 2014.  These derivative claims include, breach of fiduciary duty, waste of corporate assets, concerted action and conspiracy, joint enterprise, agency, alter ego, exemplary damages, and unjust enrichment. The direct claims include, breach of fiduciary duty, conversion, shareholder oppression, concerted action and conspiracy, declaratory judgment that the distribution of stock to the plaintiffs was invalid, joint enterprise, joint enterprise, agency, alter ego, exemplary damages, concerted action and conspiracy and failure to allow for inspection of books and records.

Many of the allegations relate to events that allegedly happened before the plaintiffs became Stockholders, including the distributions from certain partnerships that led to the Plaintiffs becoming Stockholders in February 2014.  For actions after February 2014, Plaintiffs complain that our Common Stock still lacks a trading venue, that a books and records request was not honored, that we “delayed” our public offering, that SOSventures LLC had allegedly taken steps to “foreclose” on the our assets under our subordinated credit agreement with SOSventures, LLC and that we filed for an extension to the filing date for our Form 10-K for the year ending December 31, 2015.

The matter is styled Sigma Barbastella Fund et al v. Charles S. Henry, III et al. and it is Cause No. 20105-CI-05672 in the 224th District Court in Bexar County, Texas.

Other Disclosures

Management of Starboard Resources, Inc.

        Our Directors and officers manage our operations and activities. Other than through their ability to elect our Directors as described below, Stockholders will not be entitled to directly or indirectly participate in our management or operation.

        Our Bylaws currently provide for a Board of Directors containing a minimum of three and a maximum of nine members. The Board of Directors believes that its current composition of five Directors puts the Company in a position to achieve its goals.

        Our Stockholders are entitled to annually elect all of our Directors, subject to the procedures described under “Proposal 1—Election of Directors.” Directors hold office until the earlier of their death, resignation, removal or disqualification or until their successors have been elected and qualified.

Meetings of the Board of Directors

Our Board of Directors met five times during 2014 and acted by unanimous written consent one time.  We have a Compensation Committee consisting of Craig Dermody, Charles S. Henry, III, and Bill Liao. We have an Audit Committee consisting of Craig Dermody, Peter Benz and Bill Liao.  Each of our Directors attended all of the meetings of our Board of Directors during 2014.  Each of our Compensation and Audit Committee members attended all of their committee meetings during 2014. We held an annual Stockholders’ meeting on October 29, 2014.  Our Board of Directors has not adopted a formal policy with regard to Director attendance at annual meetings of Stockholders.

Director Independence

We consider Bill Liao, Craig Dermody and Charles S. Henry, III to be independent Director nominees, as set forth by the definition contained in the rules of the NASDAQ Stock Market, the rules we have selected to follow to determine independence.  Additionally, we will consider Peter Benz to be an independent Director if we obtain an exchange listing for our Common Stock. Longview Marquis Master Fund, L.P., LMIF Investments, LLC and SMF Investments, LLC hold approval rights over certain material Company transactions through the put option waiver agreement described in our Form 10-K annual report.  Those Stockholders are directly or indirectly managed by Viking Asset Management, LLC, where Peter Benz is Chairman.  Those approval rights terminate upon the effective exchange listing of our Common Stock shares.  Thus, upon such exchange listing, we will also consider Peter Benz to be an independent Director, as set forth by the definition contained in the rules of the NASDAQ Stock Market.

Director Compensation

We currently do not pay our Directors a fee for attending scheduled and special meetings of the Board of Directors.  However, we reimburse each Director for reasonable travel expenses related to that Director’s attendance at meetings of the Board of Directors.

None of our Directors were compensated for their services during all or part of 2014.  However, our Director who served as a named executive officer was compensated for such services.  See “Management – Executive Compensation” below.

Board Committees

Audit Committee.  We have an Audit Committee consisting of Craig Dermody, Peter Benz and Bill Liao.  The Committee makes recommendations to the Board of Directors on the selection of our independent registered public accounting firm, reviews our filings with the Securities and Exchange Commission, reviews the results and scope of audit and other services provided by our independent registered public accounting firm, including fees, reviews and evaluates our audit and control functions and investigates other areas of concern that may be manifested in our financial reports or underlying accounting controls and systems.  We also have a written audit committee charter.  We have reviewed the education, experience and other qualifications of each member currently serving on, and those nominated and elected to, our Audit Committee.  After that review, we have determined that no member of our Board of Directors meets the SEC’s definition of an “audit committee financial expert” and that all members are independent for audit committee purposes under the applicable rules promulgated by the SEC and NASDAQ.  We, however, are endeavoring to find a suitable person who qualifies as an “audit committee financial expert” and is independent and is willing to serve on our Board of Directors despite our size and the fact that we do not currently compensate Directors.

Compensation Committee Functions.  We have a Compensation Committee consisting of Craig Dermody, Charles S. Henry, III, and Bill Liao. Our Compensation Committee recommends compensation for our executive officers.  We have a written compensation committee charter.

Leadership Structure of the Board

The functions performed by the Chief Executive Officer and Chairman of the Board are currently performed by separate individuals. Michael J. Pawelek, Chief Executive Officer, is responsible for the development of the long-term strategies of the Company for Board consideration and approval; for the implementation of such strategies; and for all aspects of managing our operations and profitability. Bill Liao, Chairman of the Board, focuses his attention on Board and Committee matters, including setting the Board's agenda with Mr. Pawelek.

The Board of Directors believes that Mr. Liao’s extensive experience as an executive and consultant with a focus on developing companies and general management makes him the appropriate leader of the Board.

Risk Oversight

Our Board of Directors has overall responsibility for risk oversight.  Throughout the year, the Board of Directors dedicates a portion of its meetings to reviewing and discussing specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the President’s report on operations to the Board of Directors at regularly scheduled board meetings and at presentations to the Board of Directors by our other employees and consultants.  The Board of Directors’ risk oversight process builds upon management’s risk assessment and mitigation processes.  The small size of Starboard Resources allows our Board of Directors to develop in-depth knowledge of different facets of the business.  This in-depth knowledge, coupled with exposure to and frequent communication with our management, assists the Board of Directors in performing its oversight responsibilities, including risk management, in an effective manner.

Nominations of Directors

We do not have a standing nominating committee or a committee performing similar functions and consequently do not have a written nominating committee charter.  We are a smaller reporting company whose common stock is not listed or quoted on over-the-counter markets, have been a SEC-reporting company only since August 6, 2013 and have only 12 full time employees.  Accordingly, our Board of Directors serves as our nominating committee given the small scope of the Company and the limited liquidity of our Common Stock.   For that reason, our Board of Directors believes that it is not necessary for us to have a nominating committee.  We have, however, adopted the nomination policy described below.

Our Board of Directors has not promulgated any minimum qualifications that nominees must meet in order to be considered.  In identifying individuals qualified to become members of our Board of Directors, our Board of Directors will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity.   Generally, our Board of Directors will first consider the current members of the Board of Directors because they meet the criteria listed above and possess an in-depth knowledge of the Company and our history, strengths, weaknesses, goals and objectives.  Each of the current directors has specific experience and qualifications that led to the conclusion that such director should serve as a Director on our Board of Directors.  Due to the limited size of our Board, we do not have a diversity policy.

We believe that our Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Stockholders.  They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.  Based upon our businesses and structure, below are the key experience, qualifications and skills our directors bring to our Board of Directors:

Leadership experience.  We believe that directors with experience in significant leadership positions provide us with special insights.  These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others.  They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.  We believe that each of our directors has experience in significant leadership positions.

Oil and gas industry experience.  As a domestic exploration and production company, we seek directors with backgrounds in the oil and gas exploration and production business as investors or industry participants.

Financial and financial reporting experience.  We believe that an understanding of financial and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. We expect all of our directors to be financially knowledgeable, though directors are not expected to meet the SEC’s definition of an “audit committee financial expert.”

Our Board of Directors will consider stockholder recommendations for candidates to serve on our Board of Directors.  Nominees proposed by our stockholders will be evaluated in the same manner as nominees proposed by our Board of Directors.  Recommendations of director candidates by stockholders should be forwarded to our Secretary.  Our Amended and Restated require that stockholders give advance notice and furnish certain information to us in order to nominate a person for election as a director.  See the discussion under “Submission of Stockholder Proposals — Director Nominations” on page 24.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate their concerns about Starboard Resources and our business and affairs to our Board of Directors.  These communications should be sent in the form of written correspondence by mail addressed to Board of Directors, c/o Starboard Resources, Inc., 300 E. Sonterra Blvd., Suite 1220, San Antonio, TX 78258, Attention: Secretary or by email to bod@starboardresources.com.  The communication should indicate whether it is intended for the entire Board of Directors or a particular member of the Board of Directors.  Our Secretary will forward this correspondence to the appropriate member of the Board of Directors, who will determine what action, if any, will be taken concerning the correspondence and its contents.  If the number of letters or emails received becomes excessive, our Board of Directors may consider approving a process for review, organization and screening of the correspondence by the Secretary or other appropriate person.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers and employees.  A copy of this code has been filed as Annex 3 to our 2014 Definitive Proxy Statement filed with the SEC on September 26. 2014, and is also available upon written request from our Secretary, on our website at www.starboardresources.com, or by emailing us at publicfilingsinfo@starboardresources.com.  Any waivers of the provisions of this code made with respect to any of our directors and executive officers will be filed with a Current Report on Form 8-K.

Evaluation of Section 16 Compliance

The Section 16 filings relating to the Company since it last reported its Section 16 Compliance in its Form 10-K for the year ending December 31, 2013 were timely filed except for two Forms 4 relating to stock options granted to Michael J. Pawelek and Edward Shaw filed September 11, 2014. These stock option grants were timely reported by the Company through a Form 8-K on September 4, 2014, but the follow up Forms 4 were not filed until September 11, 2014.

Involvement in Certain Legal Proceedings

None of our directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as stated herein, there have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Family Relationships

There are no family relationships between or among the above Directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Historical Compensation of Directors

Other than as set forth herein no compensation has been given to any of the directors, although they may be reimbursed for any out-of-pocket expenses.

ACTION TWO- NAME CHANGE
AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

On June 30, 2015, the Company’s Board of Directors owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to change the Company’s name to Brushy Resources, Inc.  The Board believes that the Name Change better reflects the nature of the Company’s anticipated operations.  On July 1, 2015, a majority of the Company’s voting securities approved by written Consent a resolution authorizing the Company to amend the Articles of Incorporation to change the Company’s name to Brushy Resources, Inc.

Amended Certificate of Incorporation

On the date that is approximately twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Certificate of Amendment to the Articles of Incorporation filed with the State of Delaware in order to affect the name change.

ACTION THREE
AMENDMENT OF BYLAWS

On June 30, 2015, the Company’s Board of Directors owning a majority of the Company’s voting securities approved a resolution authorizing the Company to the amend the Amended and Restated Bylaws of the Company, dated August 14, 2014, to provide for mandatory venue for all Stockholder actions and Stockholder derivative actions against the Company’s Officers and Directors to be in the Delaware Chancery Court in the State of Delaware and to conform the name change.  The Board believes that the Delaware Chancery Court is the best venue for the application of Delaware law as the Company is incorporated in Delaware.  On July 1, 2015, The Majority Stockholders executed a written Consent approving the resolution amending the Amended and Restated Bylaws of the Company, dated August 14, 2014, to provide for mandatory venue for all Stockholder actions and Stockholder derivative actions against the Company’s Officers and Directors to be in the Delaware Chancery Court in the State of Delaware and to conform the name change.

Amendment to Amended and Restated Bylaws

On the date that is approximately twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amended and Restated Bylaws of the Company, dated August 14, 2014, amended to provide for mandatory venue for all Stockholder actions and Stockholder derivative actions against the Company’s Officers and Directors to be in the Delaware Chancery Court in the State of Delaware and to conform the name change.
.
ACTION FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed the firm of Akin, Doherty, Klein & Feuge, P.C. (“ADKF”) of San Antonio, Texas to act as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and the Majority Stockholders executed written Consents ratifying such appointment on July 1, 2015.  ADKF is considered by our management to be well qualified.

Audit and Other Fees

Audit Fees.

The aggregate fees billed for each of the last two fiscal years for professional services rendered by Rothstein Kass & Co. one of our former principal accountants, for the audit of our annual financial statements and review of our financial statements included in certain of our quarterly reports on Form 10-Q amounted to $39,750 for 2014 and $130,273 for 2013.

In July 2014 KPMG LLP acquired Rothstein Kass & Co. and became the Company’s auditors. The aggregate fees billed for professional services by KPMG LLP for 2014, for the audit of our annual financial statements and review of our financial statements included in our quarterly reports on Form 10-Q amounted to $185,250 for 2014. We had no engagement with KPMG LLP for 2013.

Audit-Related Fees

The Company paid no other fees billed in each of the last two fiscal years for assurance and related services by Rothstein Kass & Co. or KPMG LLP, our former and current principal accountants, which are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees.

           The aggregate fees billed in each of the last two fiscal years for professional services rendered by Rothstein Kass, our former principal accountant, for tax compliance, tax advice, and tax planning amount to $14,000 for 2014 and $16,500 for 2013.

All Other Fees.

There were no other fees billed in each of the last two fiscal years for products and services by Rothstein Kass & Co., our principal accountant, other than the services reported above.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee Charter requires that the Audit Committee preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

Percentage of Services Approved by Audit Committee

Our Audit Committee approved the following percentages of Audit Fees, Audit-Related Fees and Tax Fees for KPMG LLP and Rothstein Kass & Co., our current and former principal accountants, for the designated years.

	Audit Fees	Audit-Related Fees	Tax Fees
2014 – KPMG, LLP	100%	0%	100%
2013 – Rothstein Kass	100%	-	100%

MANAGEMENT

Executive Officers and Significant Employees

Michael Pawelek, age 57, became a Director of our Company on January 20, 2012 and has been our and Chief Executive Officer since our acquisition of the assets of ImPetro Resources LLC on June 10, 2011. Mr. Pawelek has over 27 years of exploration and production and oilfield services industries experience. Prior to Starboard, he was the CEO and President of ImPetro Resources LLC from 2010 to 2011 and CEO and President of South Texas Oil Company in 2009.  South Texas Oil Company was a reporting company that filed bankruptcy in 2009 in San Antonio, Texas in Cause No. 09-54233 and was liquidated in bankruptcy.  From 2004 to 2008 Mr. Pawelek was President of BOSS Exploration & Production Corporation, a privately held Gulf Coast exploration and production company.   Mr. Pawelek began his career as a geophysicist with Clayton Williams Company; was a district geophysicist with TXO Production Corporation; founded CPX Petroleum which drilled over 60 wells under his management; founded and was the CEO of Universal Seismic Associates, Inc.; served as VP of Operations of Amenix USA, Inc., a private exploration and production company focused on oil and natural gas exploration in Louisiana and served as President of Sonterra Resources, Inc., a company that has oil and natural gas assets in Texas state waters in Matagorda Bay. He received a BS degree in Civil Engineering from Texas A&M. As a result of these professional experiences, Mr. Pawelek possesses particular knowledge and experience in the operations of oil and gas companies that strengthen the board’s collective qualifications, skills, and experience.

Edward Shaw, age 53, has been our Chief Operating Officer since our acquisition of the assets of ImPetro Resources LLC on June 10, 2011.  Mr. Shaw was Chief Operating Officer of ImPetro Resources LLC from 2010-2011.  From 2005 to 2009 Mr. Shaw was COO and Vice-President of Operations for Nutek Oil and South Texas Oil Company.  South Texas Oil Company was a reporting company that filed bankruptcy in 2009 in San Antonio, Texas in Cause No. 09-54233 and was liquidated in bankruptcy.  Mr. Shaw began his career as a systems analyst before becoming involved in the oil and gas industry. He has prior experience in Saudi Arabia and in New Zealand researching and developing methods of monitoring oil wells to optimize production, including using existing products integrated with emerging telemetry technologies. He holds a Diploma in Electrical Engineering.

Kim Vo, age 42, has been our Controller and Chief Accounting Officer since our acquisition of the assets of ImPetro Resources LLC on June 10, 2011. Ms. Vo previously worked as the Controller of ImPetro Resources from February 2010 to June 2011, as the Controller of South Texas Oil Company from June 2008 to January 2010, and prior to that as controller for Blackbrush Oil & Gas and Aminex USA. Ms. Vo earned a Masters in Professional Accounting and BBA from the University of Texas at Austin.

Terms of Offices and Relationships

Our officers and the officers of our subsidiaries are elected annually by their respective board of directors at a meeting held following each annual meeting of stockholders, or by written consent in lieu thereof, or as necessary and convenient in order to fill vacancies or newly created offices.  Each officer serves at the discretion of our board of directors.  Any officer elected or appointed by our board of directors may be removed by our board of directors or our chief executive officer whenever in its or his judgment our best interests will be served, but a removal shall be without prejudice to the contractual rights, if any, of the person so removed.

We are not aware of any “family relationships” (as defined in Instruction to Item 401(d) of Regulation S-K promulgated by the SEC) among directors, executive officers or persons nominated or elected as directors or executive officers.  Peter Benz became a director of usell.com, Inc. (“USEL”) on May 15, 2014, a reporting issuer under Section 12 of the Exchange Act.   Other than Mr. Benz, none of our directors hold directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or pursuant to Section 15(d) of that act or any company registered as an investment company under the Investment Act of 1940, as amended.

Except as described under “Action One – Election of Directors –Nominations of Directors” and “Management – Certain Relationships and Related Transactions,” on pages 3 and 22, respectively, there are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.

Except as set forth above, we are not aware of any event (as listed in Item 401(f) of Regulation S-K promulgated by the SEC) that occurred during the past five years that is material to an evaluation of the ability or integrity of any director, executive officer, promoter or control person of us.

None of our directors or officers, or their respective immediate family members or affiliates, is indebted to us.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The Summary Compensation Table below displays the total compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years ending December 31, 2014, 2013 and 2012. All amounts shown below are in dollars.

Name and Principal Position	Year	Salary	Bonus		Stock Award(s)		Option Award(s)		All Other Compensation	Total
Michael Pawelek	2014	$268,750	$				$1,203,000	(2)	$4,000	$1,475,750
Chief Executive Officer	2013	$217,500		$5,000	$-		$-		$-	$218,000
	2012	$200,000		$-	$1,165,500	(1)	$-		$-	$1,365,500
Edward Shaw	2014	$220,555	$				$1,203,000	(2)	$4,000	$1,427,555
Chief Operating Officer	2013	$171,825		$5,000	$-		$-		$-	$158,000
	2012	$158,000		$-	$1,165,500	(1)	$-		$-	$1,323,500
Eric Alfuth(3)	2014	$127,500		$-	-		$-			$127,500
Chief Financial Officer	2013	$180,000		$5,000	$-		$-		$-	$185,000
	2012	$138,304		$-	$-		$-		$-	$138,304
N. Kim Vo	2014	$120,175		$-	-		$-			$120,175
Controller	2013	$103,312		$5,000	$-		$-		$-	$108,312
	2012	$95,000		$-	$1,165,500	(1)	$-		$-	$1,260,500

(1)
Under our employment agreements dated April 1, 2012, with Michael Pawelek, Edward Shaw and Kim Vo each earned 116,550 shares of Common Stock as of March 1, 2015 under the employment agreements with the Company.  These grants of Common Stock were not made pursuant to an equity compensation or stock grant plan.  The stock awards were valued at $10 per share under FASB ASC Topic 718 in 2012 when we were a private company. We currently had no market for our Common Stockat the time of the stock awards. Our Stockholders ratified these grants of Common Stock at our October 28, 2014 Stockholder meeting.

(2)
Under our amended and restated employment agreements with Michael Pawelek and Edward Shaw dated August 15, 2014, Michael Pawelek and Edward Shaw each received 450,000 stock options priced at $4.75 issued under our Stockholder-ratified 2014 Equity Compensation Plan that vest over three years.  See Note 10 of our Condensed and Consolidated Financial Statements  dated December 31, 2014 included in our Form 10-K annual report for the basis for the calculation of the value of the option grant.

(3)	Eric Alfuth resigned as CFO in September 2014.

OUTSTANDING EQUITY AND GRANTS OF PLAN-BASED AWARDS

The Company granted plan-based awards in 2014, but not in 2013 or 2012.  The Outstanding Equity Awards at Fiscal Year End Table reflects each Named Executive Officer’s unexercised option award holdings and unvested restricted stock awards at December 31, 2014 on an individual award basis.

Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock that Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Other Rights That Have Not Vested
Michael Pawelek	-	450,000	(1)	450,000	(1)	$4.75	Aug-24	116,500	(2)	$448,718	(3)	-	-
Edward Shaw	-	450,000	(1)	450,000	(1)	$4.75	Aug-24	116,500	(2)	$448,718	(3)	-	-
Kim Vo	-	-		-		-	-	116,500	(2)	$448,718	(3)	-	-

(1)
Under our amended and restated employment agreements with Michael Pawelek and Edward Shaw dated August 15, 2014, Michael Pawelek and Edward Shaw each received 450,000 stock options priced at $4.75 issued under our stockholder-ratified 2014 Equity Compensation Plan. The options vest as follows: 1) 150,000 options each vest in August 2015; and 2) the remaining options vest at 12,500 each per month over the following two years. All options will be vested by August 2017.

(2)
Under our employment agreements dated April 1, 2012, with Michael Pawelek, Edward Shaw and Kim Vo each earned 116,550 shares of Common Stock sas of March 1, 2015 under their employment agreements with us.  These grants of Common Stock were reaffirmed in our amended and restated employment agreements with Michael Pawelek and Edward Shaw dated August 15, 2014. Our Stockholders ratified these grants of Common Stock grants at our October 28, 2014 Stockholder meeting. Subsequent to December 31, 2014, Mr. Pawelek, Mr. Shaw and Ms. Vo satisfied the terms of their employment agreements for the vesting of these stock grants and each received 116,500 shares of our Common Stock.

(3)
We have not previously had a liquid market for our stock. The last sale of our Common Stock in 2014 was the sale of 2,500 of our Common Stock shares for $3.85 by one of our Stockholders in a Rule 144 transaction on or about August 28, 2014. The market value of shares of stock that have not vested has been calculated with reference to the price in this sale.

OPTION EXERCISES AND STOCK VESTED

The Option Exercises and Stock Vested Table reflects the stock options actually exercised by, and shares of stock that vested for, each of the Named Executive Officers during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael Pawelek	—	—	—	—
Edward Shaw	—	—	—	—
Kim Vo	—	—	—	—

Michael Pawelek and Edward Shaw each received 450,000 options priced at $4.75 under our 2014 Equity Compensation Plan in 2014.  No stock options or awards were exercised by the Named Executive Officers in 2014.  We entered employment agreements in 2012 with Mr. Pawelek, Mr. Shaw and Ms. Vo that provide for the vesting of options contingent on our underwritten initial public offering or change of control.  These 2012 grants to Mr. Pawelek and Mr. Shaw were re-affirmed in our 2014 amended and restated employment agreements with Mr. Pawelek and Mr. Shaw. No options have been awarded to date under these agreements.

We do not provide pension benefits to the Named Executive Officers.

We do not provide nonqualified deferred compensation benefits to the Named Executive Officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

This section discusses the incremental compensation that we would pay to each Named Executive Officer in the event of the Named Executive Officer’s termination of employment with us under various scenarios (“termination events”) including 1) voluntary resignation; 2) involuntary termination; 3) termination without cause or for Good Reason in connection with a change in control; 4) termination in the event of disability; and 5) termination in the event of death.

We do not have a previous stock trading price, therefore we cannot present calculations based on previous stock trading prices.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our Named Executive Officers and that are available generally to all salaried employees, such as our 401(k) Plan. The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can only be determined at the time of such Named Executive Officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and our stock price

Michael Pawelek, Edward Shaw and Kim Vo

We entered into employment agreements with Michael Pawelek, Edward Shaw and Kim Vo effective as of April 1, 2012.  We entered into Amended and Restated Employment Agreements with Michael Pawelek and Edward Shaw effective August 14, 2014.  The April 1, 2012 agreement with Ms. Vo has a three year term. Ms. Vo would be an at-will employee thereafter. The August 14, 2014 agreements with Mr. Pawelek and Mr. Shaw have three year terms with renewals for one year terms.

Mr. Pawelek’s and Mr. Shaw’s 450,000 stock options each with a $4.75 price will vest on an accelerated schedule under certain conditions. First, if there is: 1) Business Combination on or after August 14, 2016; 2) a termination without “Cause;” 3) the death or disability of Mr. Pawelek or Mr. Shaw, or 4) Mr. Pawelek’s or Mr. Shaw’s “Good Reason Resignation,” then the stock option grant will vest in full. “Cause” means: 1) dishonesty in the performance of duties and obligations to the Company, 2) final conviction of a felony or misdemeanor involving moral turpitude which materially and adversely affects our reputation and financial condition; and 3) a deliberate and material breach by Mr. Pawelek or Mr. Shaw of material covenants in the employment agreement that result in material adverse effect on our financial condition with a 30 day cure period for Mr. Pawelek and Mr. Shaw. “Disability” means that despite any reasonable accommodation required by law, Mr. Pawelek or Mr. Shaw are unable to perform the essential functions of the position as a result of physical or mental incapacity and that inability has persisted for a period of 120 consecutive days or more in any twelve month period or for more than 180 days. “Good Reason Resignation” means: 1) a material breach of the employment agreement by us; 2) the Board of Directors determining to move our principal office from San Antonio, Texas; 3) Mr. Pawelek is removed from the position of Chief Executive Officer and/or President or Mr. Shaw being removed from the position of Chief Operating Officer; 4) Mr. Pawelek is required to report to any person other than the Board of Directors; 5) a material diminution of Mr. Pawelek’s or Mr. Shaw’s duties, responsibilities and authority as provided in the employment agreement; 6) Mr. Pawelek and Mr. Shaw being required to travel from our principal office in San Antonio, Texas more than 10 days in a three month period (with a carveout for travel related to road shows and securities offerings); 7) Mr. Pawelek or Mr. Shaw receives a non-extension notice or is not notified of continued employment in a pending Business Combination; and 8) we fail to deliver new equity compensation awards by the grant dates.

Upon termination by Mr. Pawelek’s or Mr. Shaw’s death, Mr. Pawelek’s estate or Mr. Shaw’s estate receives six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits.  Upon termination by Mr. Pawelek’s or Mr. Shaw’s disability, he receives six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits plus 18 months of group medical and dental insurance for Mr. Pawelek and his family.  Upon termination for Cause, Mr. Pawelek and Mr. Shaw are to receive six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits.  If Mr. Pawelek or Mr. Shaw is terminated without “Cause” or is subject to a “Good Reason Resignation,” they will receive receives: 1) three years and six months additional base salary plus adjustments with the survival of all vested equity entitlements, indemnity rights and tax benefits, with three years of salary payable as a lump sum at Mr. Pawelek’s or Mr. Shaw’s option, 2) 18 months of group and dental insurance coverage; 3) pay a $500,000 “Trigger Bonus” relating to not being retained after a Business Combination, if earned; and 4) if we have failed to grant the 450,000 stock options to Mr. Pawelek or Mr. Shaw, 450,000 fully vested stock appreciation rights to be settled solely in cash with base price for the stock of $4.75.

Ms. Vo will be entitled to receive 30 days’ pay plus accrued vacation pay and reimbursable expenses upon termination of the employment agreement for death, disability or a termination for cause.  “Cause” includes Ms. Vo: (1) engaging in dishonesty in the performance of his or her duties; (2) being convicted or entering a plea of guilty or nolo contendere to any felony or to any misdemeanor involving moral turpitude; (3) breaching a material covenant in his or her employment agreement that is not cured within 30 days of written notice of such breach; (4) committing willful misconduct, bad faith, fraud or gross negligence in fulfilling his or her responsibilities for the Company or its subsidiaries; or (5) committing an act of fraud, embezzlement or similar crime against any individual or entity.  If Ms. Vo is terminated without Cause or terminates his or her employment agreement for a “Good Reason” she would be due the payment of her base salary for the lesser of one year or the period remaining on her employment agreement.  “Good Reason” means: (1) a material breach of the employment agreement by us; (2) a reduction in Ms. Vo’s base salary; or (3) our moving our principal offices from San Antonio, Texas.  All these “Good Reasons” are subject to notice provisions to us within 90 days of the event and a 30 day cure period for the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our equity compensation plans and arrangements as of March 30, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans(excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	900,000	(1)	$4.75	1,343,266	(1)
Equity compensation plans not approved by security holders	0	(1)	$—	—	(1)

Total	900,000		$4.75	1,343,266

(1)
We granted 349,650 common stock shares to Michael Pawelek, Edward Shaw and Kim Vo under their employment agreements with us effective March 1, 2015. These grants of Common stock were not made pursuant to an equity compensation or stock grant plan.  These stock grants were ratified by our Stockholders at a Stockholder’s meeting on October 28, 2014. The information about these stock grants is presented in the table of Outstanding Equity Grants in our Form 10-K annual report for the year ending December 31, 2014.

Summary of 2014 Equity Compensation Plan

Eligibility and Available Awards

Our 2014 Equity Compensation Plan (“2014 Plan”) provides for the grant of incentive stock options and non-qualified stock options (collectively, “stock options”), restricted stock, restricted stock units, stock appreciation rights and other stock or performance-based awards (each, an “Award”).  It requires the reservation of up to 2,243,266 shares of Common Stock to be issued under the 2014 Plan.  All the employees, non-employee Directors, non-employee consultants and service providers to us and our affiliates (as defined in the 2014 Plan), are eligible to receive grants of Awards under the 2014 Plan. However, incentive stock options may be granted only to employees. The selection of eligible individuals to whom Awards will be granted is within the discretion of the Compensation Committee. We currently expect that all of our employees will participate in the 2014 Plan, along with four non-employee Directors who serve on our Board of Directors.

Administration

The 2014 Plan will be administered by the Compensation Committee of our Board of Directors. Grants of Awards to non-employee members of the Board of Directors will be made by the Board of Directors.

Subject to the provisions of the 2014 Plan, the Compensation Committee will have the authority to: (a) construe and interpret the 2014 Plan, any Award Agreement and any other agreement or document executed pursuant to the 2014 Plan; (b) prescribe, amend and rescind rules and regulations relating to the 2014 Plan or any Award; (c) select persons to receive Awards; (d) determine the form, terms and conditions of Awards; (e) determine the number of Shares or other consideration subject to Awards; (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under the 2014 Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company; (g) grant waivers of 2014 Plan or Award conditions; (h) determine the vesting, exercisability and payment of Awards; (i) correct any defect, supply any omission or reconcile any inconsistency in this 2014 Plan, any Award or any Award Agreement; (j) determine whether an Award has been earned; (k) amend or terminate the 2014 Plan, provided, however, the Committee will not amend the 2014 Plan in any manner that requires shareholder approval without such approval; and (l)  make all other determinations necessary or advisable for the administration of this 2014 Plan. Any action taken or determination made by the Compensation Committee or the Board of Directors pursuant to the 2014 Plan will be binding on all parties. No member of the Board of Directors or the Compensation Committee will be liable for any action or determination made in good faith with respect to the 2014 Plan or an Award granted thereunder.

Our Board of Directors may amend, suspend or terminate the 2014 Plan at any time without prior notice to or consent of any person; provided, however, except as specifically permitted under the 2014 Plan, in connection with a change of control, no amendment (other than any amendment the Board deems necessary in order to permit Awards to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), or other applicable laws, or to prevent adverse tax consequences to the participants), suspension or termination of the 2014 Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect unless or to the extent specified in the Award itself.

Stock Available for Issuance

The maximum number of shares of Common Stock that may be issued under the 2014 Plan is 2,243,266 shares of Common Stock, subject to adjustment as provided in the 2014 Plan.  900,000 stock options have been granted to date, leaving 1,343,266 Common Stock shares authorized under the 2014 Plan.

Each share of Common Share that is the subject of an Award granted under the 2014 Plan may be made available from authorized but unissued shares, treasury stock or shares acquired in the open market. No fractional shares of Common Stock shall be issued under the 2014 Plan and settlement of such fractional shares shall be made in cash. Each share of Common Stock that is the subject of an Award, including each share underlying an Award that is measured by shares but that is intended to be settled in cash, shall be charged against the maximum share limitations at the time the Award is granted and may not again be made subject to Awards under the 2014 Plan pursuant to such limitations. Without limiting the generality of the foregoing, the number of shares of Common Stock remaining available for an Award under the maximum share limitations, as reduced for charges in respect of Awards made from time to time, shall not be increased (nor shall prior charges be reversed) for, among other things, shares of Common Stock (i) not issued and that cease to be issuable for any reason, including, but not limited to, forfeiture, revocation, cancelation or amendment of an Award or the settlement of an Award, in whole or in part, by the payment of cash, (ii) tendered in payment of the exercise price of any stock option, (iii) tendered to, or withheld by, us to satisfy tax withholding or other obligations, and/or (iv) repurchased by us, whether with stock option proceeds or otherwise.

Adjustments Upon Changes in Capitalization or Reorganization

                   The type or number of shares of Common Stock authorized under the 2014 Plan or subject to an Award under the 2014 Plan, and/or the exercise or purchase price applicable to an Award, subject to any required action by our Stockholders, will automatically be proportionately adjusted in the event that the outstanding shares of Common Stock are changed into or exchanged for a different kind of security by reason of a merger, recapitalization, reclassification, stock split, payment of stock dividend, consolidation of common shares or a combination of common shares. The 2014 Plan does not permit the Compensation Committee to reprice non-qualified stock options or stock appreciation rights without stockholder approval.

Types of Awards

                   Stock Options.    Stock options entitle the holder to purchase a specified number of shares of Common Stock upon vesting at an exercise price per share specified on the date of grant. The Compensation Committee has the authority to grant stock options, specifying the terms and conditions of each stock option (including the time or times at which and the circumstances under which the stock option is exercisable), subject to the terms of the 2014 Plan. The Compensation Committee will also have the authority to determine whether stock options granted to employees will be incentive stock options or non-qualified stock options. Unless otherwise provided in the Award agreement, stock options will vest such that one-third of the original number of shares of Common Stock granted shall vest on each anniversary of the date of grant until the stock option fully vests or is forfeited or expires.

                   Except as described below, the exercise price at which common shares may be purchased upon the exercise of a stock option will not be less than 85% of the fair market value of our Common Stock on the date that the stock option is granted. Incentive stock options will not be granted to a person who directly or by attribution owns owning more than 10% of all classes of stock of the Company or of any Parent or Subsidiary of the Company. The aggregate fair market value of shares of Common Stock granted pursuant to one or more options (determined as of the date the option is, or the respective dates the options are, granted under the 2014 Plan or any other option plan of ours or our affiliates) that become exercisable with respect to an employee for the first time as incentive stock options during any one calendar year cannot exceed $100,000.

                   Except in certain grants of incentive stock options (which may not be exercised later than five years after the date of grant), no option may be exercised later than the date which is ten years after the date of grant. To exercise a stock option granted under the 2014 Plan, the person entitled to exercise the stock option must provide written notice to us, setting forth the number of Common Stock shares with respect to which the stock option is to be exercised, accompanied by full payment for the shares of Common Stock being purchased and any required withholding taxes, unless other arrangements have been made with the Compensation Committee. The payment can be made (i) by cash or check, (ii) subject to such conditions and requirements as the Compensation Committee may specify, by our withholding shares of Common Stock otherwise issuable from the exercise of the stock option, (iii) with the consent of the Compensation Committee, by tendering of shares of our Common Stock owned by the participant for more than six months having an aggregate fair market value as of the date of exercise that is not greater than the full exercise price for the shares of Common Stock with respect to which the stock option is being exercised, or (iv) subject to such instructions as the Compensation Committee may specify and at the participant’s written request, by our delivering certificates for the shares of Common Stock for which the stock option is being exercised to a broker for sale on behalf of the participant; provided that the participant has irrevocably instructed such broker to remit directly to us, on the participant’s behalf, the full amount of the exercise price from the proceeds of such sale.

                Stock Awards.    A Stock Award is our offer to sell to an eligible person Shares that may or may not be subject to restrictions. The Committee will determine to whom an offer will be made, the number of shares of Common Stock the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the shares of Common Stock will be subject, if any, and all other terms and conditions of the Stock Award.  The Purchase Price of shares of Common Stock sold pursuant to a Stock Award will be determined by the Committee on the date the Stock Award is granted and may not be less than 85% of the Fair Market Value of the shares of Common Stock on the grant date, except in the case of a sale to a Ten Percent Owner, in which case the Purchase Price will be 100% of the Fair Market Value.  The Compensation Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of shares of Common Stock that may be awarded to the participant. Prior to the transfer of any Stock Award, the Committee shall determine the extent to which such Stock Award has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

Stock Bonuses.  A Stock Bonus is an award of shares of Common Stock for extraordinary services rendered to us or our Parents or Subsidiaries, if any. A Stock Bonus will be awarded pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of the 2014 Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”). Stock Bonuses may vary from participant to participant and between groups of participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

The Compensation Committee will determine the number of shares of Common Stock to be awarded to the participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of shares of Common Stock that may be awarded to the participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of shares of Common Stock may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. The earned portion of a Stock Bonus may be paid to the participant by us either currently or on a deferred basis, as agreed by the participant and us, with such interest or dividend equivalent, if any, as the Committee may determine. Payment of an interest or dividend equivalent (if any) may be made in the form of cash or whole shares of Common Stock or a combination thereof, either in a lump sum payment or in installments, as the Committee will determine.

Stock Units.  Stock Units represent the right of the recipient to receive a share or an amount based on the value of our Common Stock shares.  Stock Units may be paid at the end of specified vesting or performance period or may be deferred to a date authorized by the Compensation Committee (or the Board of Directors for non-employee Directors).  Payment for Stock Units may be made in cash or shares of Common Stock or a combination of both.  Stock Unit awards shall be made by the Compensation Committee (or the Board of Directors for non-employee directors) who will also decide under what circumstances recipients may retain Stock Units after termination of the recipient’s employment or service. Additionally, the Compensation Committee (or the Board of Directors for non-employee directors) may grant dividend equivalents based on the Common Stock underlying the Stock Units.

Stock Appreciation Rights (“SAR”). Stock Appreciation Rights are rights to receive bonuses based on the appreciation in our Common Stock over a specified time period.  The Compensation Committee (or the Board of Directors for non-employee Directors) may grant SARs to employees, non-employee Directors and consultants individually or in tandem with Options.  The Compensation Committee (or the Board of Directors for non-employee directors) may grant SARs that are subject to achieving performance goals or other conditions to be specified in the Award agreement and can accelerate exercisability of all outstanding SARs for any reason.  SARs granted to persons who are not exempt employees under the Fair Labor Standards of Act of 1938 are not exercisable for at least six months after grant.  For SARs that are in tandem with incentive stock options, the SAR may only be granted as of the date of the incentive stock option. Tandem SARs terminate upon the execution of the tandem Option and are exercisable only when the tandem Option is exercisable.  Upon the exercise of a SAR, the related tandem Option shall also terminate to the extent of an equal number of shares. SAR grants shall not exceed ten years terms. SARS may be paid in cash or stock as determined by the Compensation Committee (or the Board of Directors for non-employee Directors), provided that the necessity of tax withholdings is considered.  Common stock shares are valued at fair market value as of the date of the SAR exercise.  When the SAR is exercised, the recipient shall receive settlement in an amount equal to the value of the stock appreciation for the number of SAR units exercised.  The stock appreciation is the amount the base amount for the SAR specified in the SAR award agreement.

Other Stock or Performance-Based Awards.    Any other stock or performance-based award is an Award not otherwise described in the 2014 Plan, the value of which is based in whole or in part by reference to, or based on or related to, a share of Common Stock or cash as determined by the Compensation Committee (or the Board of Directors for non-employee Directors) to be consistent with the purposes of the 2014 Plan. Any other stock or performance-based award may be payable in cash, Common Stock, or a combination thereof. The Compensation Committee (or the Board of Directors for non-employee Directors) has the authority and discretion to determine the terms and conditions of other stock or performance-based awards, including any performance criteria covering such Awards, consistent with the 2014 Plan.

The 2014 Plan authorizes the Compensation Committee to grant any Award and provide that such Award shall be granted to comply with the requirements of Section 162(m) of the Code.

The Compensation Committee shall establish the performance goals for a performance period and the amount and terms, in writing, for each Award. The performance goals may include, without limitation, the following factors including, without limitation, the following factors: (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share and/or earnings per share growth; (f) total shareholder return and/or total shareholder return growth; (g) return on equity; (h) operating cash flow return on income; (i) adjusted operating cash flow return on income; (j) economic value added; (k) periodic increases in proved or probable oil and gas reserves; (l) periodic increases in oil and gas production; and (k) individual business objectives. Performance goals may differ among participants and Awards.

Withholding

                   We are generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. The Compensation Committee (or the Board of Directors for non-employee Directors) may make such provision for the withholding of taxes as it deems necessary. Withholding requirements may be satisfied by (a) tender of a cash payment to us, (b) withholding of shares of Common Stock otherwise issuable under an Award or (c) tender to the us shares of our Common Stock owned by the participant if such tendered shares have been held by such participant for at least six months.

Transferability

                   Except as otherwise specifically provided in the 2014 Plan, no Award and no right under the 2014 Plan, contingent or otherwise, other than restricted stock which has vested, will be (i) assignable, saleable or otherwise transferable by a participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Compensation Committee shall have been furnished with a copy of the deceased participant’s will or such other evidence as the Compensation Committee may deem necessary to  establish the validity of the transfer. Any attempted transfer in violation of the 2014 Plan shall be void and ineffective for all purposes. Except as otherwise specifically provided under the 2014 Plan, only the participant or his guardian (if the participant becomes disabled), or in the event of his death, his legal representative or beneficiary, may exercise stock options or stock appreciation rights, receive cash payments and deliveries of shares of Common Stock or otherwise exercise rights under the 2014 Plan. The executor or administrator of the participant’s estate, or the person or persons to whom the participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the participant’s beneficiary or beneficiaries of the rights of the participant and shall be entitled to exercise such rights as are provided under the 2014 Plan.

Amendment of Awards

The Compensation Committee (or the Board of Directors for non-employee directors) may amend an Award; provided, however, that no amendment of an Award may, without the consent of the participant, adversely affect the participant’s rights with respect to such Award in any material respect.

Term of the 2014 Plan

The 2014 Plan shall terminate ten years after the date of its initial adoption by the Board of Directors, unless earlier terminated by the Board of Directors. No Award may be granted hereunder after termination of the 2014 Plan.

Change of Control

                   Unless otherwise provided in an Award, upon the occurrence of a change in control (defined generally as certain reorganizations, mergers, consolidations, sales of all or substantially all of our assets or liquidations), the Board of Directors may, but is not required to, (i) accelerate vesting and the time at which all stock options and stock appreciation rights then outstanding may be exercised; (ii) waive, alter and/or amend the performance criteria and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and any applicable restricted period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the change of control or such other date as may be determined by the Board of Directors; (iii) cause the acquirer to assume the 2014 Plan and the Awards or exchange the Awards for the acquirer’s stock; (iv) terminate the 2014 Plan; or (v) terminate and cancel all outstanding unvested or unexercised Awards as of the date of the change of control on such terms and conditions as it deems appropriate.

                  The Board of Directors will, in connection with a change of control, have the right to require all participants to transfer and deliver to us all Awards previously granted to the participants in exchange for an amount equal to the cash value of the Awards. The cash value of an Award will equal the sum of (i) in the case of an Award that is not a stock option or restricted stock, the cash value of all benefits to which the participant would be entitled upon settlement or exercise of any Award and (ii) in the case of a stock option or restricted stock, the excess of the market value per share of Common stock over the option price, or the market value per share of Common Stock or restricted stock, as applicable, multiplied by the number of Common Stock shares as to which such Award is vested.

 Termination, Death and Disability

                   Except as otherwise provided in an Award agreement, an option, award or bonus terminates when the recipient has, for any reason, ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a parent or subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a subsidiary as it may deem appropriate, except that in no event may an option be exercised after the expiration of the term set forth in the option agreement. The Committee will have sole discretion to determine whether a participant has ceased to provide services and the effective date on which the participant ceased to provide services.

As to options, if the participant’s service is terminated for any reason except death or disability, then the participant may exercise such participant’s options only to the extent that such options would have been exercisable upon the termination date, but must be exercised no later than three (3) months after the termination date (or such longer time period not exceeding five (5) years as may be approved by the Compensation Committee, with any exercise beyond three (3) months after the termination date deemed to be an non-qualified stock option).  If the participant’s service is terminated because of the participant’s death or disability (or the participant dies within three (3) months after a termination other than for cause or because of participant’s disability), then the participant’s options may be exercised only to the extent that such options would have been exercisable by the participant on the termination date and must be exercised by the participant (or the participant’s legal representative) no later than twelve (12) months after the termination date (or such longer time period not exceeding five (5) years as may be approved by the Committee, with any such exercise beyond (i) three (3) months after the termination date when the termination is for any reason other than the participant’s death or disability, or (ii) twelve (12) months after the termination date when the termination is for participant’s death or disability, deemed to be an non-qualified stock option).  Notwithstanding these above post-termination provisions, if the participant’s service is terminated for cause, neither the participant, the participant’s estate nor such other person who may then hold the option shall be entitled to exercise any option with respect to any shares whatsoever, after termination, whether or not after termination the participant may receive payment from the Company or a subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits.

For stock awards, if a participant is terminated during a performance period for any reason, then such participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the stock award only to the extent earned as of the date of termination in accordance with the stock purchase agreement, unless the Committee determines otherwise.

Summary of Certain Federal Income Tax Considerations

                   The following summary is based on applicable provisions of the Code, as currently in effect, and the income tax regulations and proposed income tax regulations issued thereunder. This summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2014 Plan, nor does it cover state, local or foreign taxes.

                   Status of Stock Options.    Stock options granted under the 2014 Plan may be either incentive stock options or non-qualified stock options. Under certain circumstances, an incentive stock option may be treated as a non-qualified stock option. The tax consequences, both to the option holder and to us, differ depending on whether a stock option is an incentive stock option or a non-qualified stock option.

Non-qualified Options.    No federal income tax is imposed on the option holder upon the grant of a non-qualified stock option. If the shares of Common Stock received by an option holder upon the exercise of a non-qualified stock option are not subject to certain restrictions in the hands of the option holder (such as the restrictions described below in “Restricted Stock”), then the option holder will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such an exercise is the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such common stock.

                   Incentive Stock Options.    No federal income tax is imposed on the option holder upon the grant of an incentive stock option. The option holder will recognize no income for federal income tax purposes upon exercise of an incentive stock option, if the option holder (i) does not dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of Common Stock were transferred to the option holder (the “Holding Period”), and (ii) is an employee of either (a) the company granting the option, (b) a parent or subsidiary corporation of such corporation, or (c) a corporation (or a parent or subsidiary corporation of such corporation) which has assumed such option of another corporation as a result of a corporate reorganization, merger, or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise, or twelve months before the date of exercise if employment ceases due to permanent and total disability or death. If Common Stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such Common Stock and the amount realized on the disposition will be treated as a long-term capital gain or loss. We would not be entitled to any deduction in connection with the grant or exercise of the incentive stock option or the disposition after completion of the Holding Period of the shares of Common Stock so acquired.

                   If, however, an option holder disposes of shares of Common Stock received upon exercise of an incentive stock option before completion of the Holding Period (a “Disqualifying Disposition”), the option holder would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In the event of a Disqualifying Disposition, the option holder must notify the Compensation Committee of such disposition within 10 days of such event. In the event of a Disqualifying Disposition, subject to the application of Section 162(m) of the Code, as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the option holder. Generally, the amount treated as compensation is the excess of the fair market value of the Common Stock at the time of exercise over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as a long-term or short-term capital gain depending on the holding period. If the amount realized at the time of disposition is greater than the exercise price but less than the fair market value of the Common Stock at the time of exercise and the disposition is a transaction in which a loss, if sustained, would otherwise be recognizable under the Code, then the amount treated as ordinary income is the excess of the amount realized on the disposition over the participant’s adjusted basis in the stock. If the amount realized at the time of the disposition is less than the exercise price, the option holder will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of common shares described in Section 424(c) of the Code.

                   Alternative Minimum Tax.    Although the exercise of an incentive stock option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax (“AMT”). The excess of the fair market value of shares of Common Stock acquired upon exercise of an incentive stock option over the exercise price paid for such shares of Common Stock is an adjustment to AMT income for the option holder’s taxable year in which such exercise occurs (unless the shares of Common Stock are disposed of in the same taxable year in a Disqualifying Disposition and the amount realized is less than the fair market value of the Common Stock shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the Common  Stock shares).

                   Other Stock or Performance-Based Awards.    In general, participant who receives other stock or performance-based awards will not be taxed on receipt of the Award, but instead the cash or the fair market value of shares of Common Stock received will be taxable as ordinary income on the date that the cash or Common Stock shares are received in payment of the Award. Subject to the application of Section 162(m) of the Code, as discussed below, and assuming we satisfy the federal income tax reporting and other deductibility requirements with respect to such compensation, we will be entitled to a deduction for an amount corresponding to the ordinary income recognized by the participant.

Other Tax Considerations

                   In the event of a change of control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the change in control, could be nondeductible to us and subject to an additional 20% tax to the recipient. Awards under the 2014 Plan that are made or that vest or become payable in connection with a change in control may be required to be taken into account in determining whether these penalties apply.

                  Section 162(m) of the Code places a $1,000,000 cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1,000,000 limit. Generally, stock options and stock appreciation rights granted with an exercise or grant price at least equal to the fair market value of the underlying stock on the date of grant will qualify as performance-based compensation. Other Awards may or may not so qualify, depending on their terms.

Section 409A of the Internal Revenue Code

                   Some Awards granted under the 2014 Plan may be considered non-qualified deferred compensation that is subject to special rules and additional tax under Section 409A of the Code. The Compensation Committee will generally design and administer such Awards to comply with the rules of Section 409A of the Code and avoid the imposition of any additional tax under Section 409A of the Code. However, there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any participant.

Inapplicability of ERISA

                   Based on current law and published interpretations, we do not believe that the 2014 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

                   Notwithstanding the foregoing, the 2014 Plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the 2014 Plan.

COMPENSATION OF DIRECTORS

Non-employee members of the Board of Directors have not been paid in the past for participation on the Board or on Board committees.  Further, the Board of Directors has not adopted any policy on paying members of the Board of Directors.  Finally, none of the members of the Board of Directors have a written agreement with the Company.  Mr. Michael Pawelek serves as a Director but is not entitled to any additional compensation for such service.

The Director Compensation Table below displays the total compensation awarded to, earned by or paid to Directors for the fiscal year ending December 31, 2014. All amounts shown below are in dollars.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Michael Pawelek (1)	$272,750	$—	$1,203,000	—	$—	$4,000	$1,479,750
Bill Liao	—	—	—	—	—	—	—
Peter Benz	—	—	—	—	—	—	—
Charles Henry, III	—	—	—	—	—	—	—
Craig Dermody	—	—	—	—	—	—	—

(1)	Includes compensation for serving as Chief Executive Officer.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following tables show the security ownership of certain beneficial owners and management as of June 30, 2015.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Common Stock	Bradford R. Higgins(2)	235,825	1.8551%
Common Stock	LMIF Investments, LLC(3)	750,514	5.9040%
Common Stock	Longview Marquis Master Fund, L.P. (3)	876,957	6.8987%
Common Stock	Estate of William Mahoney(4)	981,038	7.7174%
Common Stock	Sean O'Sullivan Revocable Living Trust(5)	532,139	4.1861%
Common Stock	SMF Investments, LLC(3)	547,307	4.3054%
Common Stock	SOSventures, LLC(5)	4,095,756	32.2196%
Common Stock	Shares Interplead into Connecticut Superior Court	2,190,891	17.2348%

(1)
Beneficial ownership number and percentage is based upon shares of common stock as of March 30, 2015. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.

(2)	Stockholder’s address is 1079 Oenoke Ridge, New Canaan, CT 06840. Stockholder is part of a group with SOSventures, LLC and Sean O’Sullivan Revocable Living Trust.
(3)
Stockholders’ address is c/o Viking Asset Management, LLC, 66 Bovet Road, Suite 320, San Mateo, CA 99402.  The natural persons with ultimate voting or investment control over the Common Stock shares held by Longview Marquis Master Fund, L.P., LMIF Investments, LLC and SMF Investments, LLC are Peter Benz, S. Michael Rudolph and Merrick Okamoto.  Peter Benz is a Company director.  Due to Mr. Benz’s possible voting control over the 2,174,778 Common Stock shares owned by Longview Marquis Master Fund, L.P., LMIF Investments, LLC and SMF Investments, LLC, he is listed as beneficial owner of said Common Stock shares.

(4)
Stockholder’s address is 991 Ponus Ridge, New Canaan, CT 06840.  The natural person with ultimate voting or investment control over the Common Stock shares held by the Estate of William Mahoney is the Estate’s executor, Alice Mahoney.

(5)
Stockholders’ address is Penrose Wharf, 2nd Floor, Alfred Street, Cork, Ireland.  The natural person with ultimate voting or investment control over the Common Stock shares held by the Sean O’Sullivan Revocable Living Trust and SOSventures, LLC is Sean O’Sullivan. Stockholder is part of a group with Bradford Higgins.

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Common Stock	Michael Pawelek, Chief Executive Officer and Director	116,550	0.9169%
Common Stock	Edward Shaw, Chief Operating Officer	116,550	0.9169%
Common Stock	N. Kim Vo, Controller	116,550	0.9169%
Common Stock	Bill Liao, Director, Chairman of Board of Directors	-	-
Common Stock	Peter Benz, Director	2,174,778	17.1081%
Common Stock	Craig Dermody, Director	154,935	1.2188%
Common Stock	Charles Henry, III, Director	155,725	1.2250%
Common Stock	All executive officers, directors and director nominees as a group (8 persons)	2,835,088	22.3025%

(1)
Beneficial ownership number and percentage is based upon shares of Common Stock as of July 1, 2015. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our Stockholders may differ.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Subordinated Credit Facility with SOSventures, LLC

The Chairman of our Board of Directors, Bill Liao, works for SOSventures, LLC.  Further, a group composed of SOSventures, LLC, Sean O’Sullivan Revocable Living Trust and Bradford R. Higgins constitute a group owning 4,863,720 or 39.34% of our Common Stock shares.

On June 3, 2014 we entered into the First Amendment to our credit agreement with SOSventures, LLC, originally entered into on July 25, 2013. The First Amendment provided for a term loan through February 16, 2016 in an amount up to $20,000,000 at an 18.00% interest rate.  The loan under this agreement is secured by a second lien on our assets. The credit agreement and the related Intercreditor Agreement dated July 25, 2013 are included as Exhibits 10.6.1 and 10.6.2 to the Company’s Form 10-12G/A filed with the Securities and Exchange Commission on July 26, 2013, and the First Amendment is included as Exhibit 99.1 to the Company’s Form 8-K filed July 3, 2014.

            The SOSventures, LLC credit agreement requires us to maintain certain financial ratios.  First, we must maintain an interest coverage ratio of 3:1 at the end of each quarter so that our consolidated net income less our fees under the credit facility, lender expenses, non-cash charges relating to the hedge agreements, interest, income taxes, depreciation, depletion, amortization, exploration expenditures and costs and other non-cash charges (netted for noncash income) (“EBITDAX”) is greater than 3 times our interest expense under the credit facility.  Second, we must maintain a debt to EBITDAX ratio of less than 3.5:1 at the end of each quarter. Third, we must maintain a current ratio of at greater than 1:1 at the end of each quarter, meaning that our consolidated current assets (including the unused amount of the credit facility by excluding non-cash assets under ASC 410 and 815) must be greater than our consolidated current liabilities (excluding non-cash obligations under ASC 410 and 815 and current maturities under the credit facility.)

The credit agreement prevents us from incurring indebtedness to banks or lenders, other than Independent Bank, without the consent of SOSventures, LLC.  It also prevents us from incurring most contingent obligations or liens (other than to Independent Bank).  It also restricts our ability to pay dividends, issue options and warrants and repurchase our common stock shares.  The limitation on options and warrants does not apply to equity compensation plans.

As of March 16, 2015, with accrued and unpaid interest we have $10.6 million drawn against the SOSventures, LLC credit facility.  In light of the December 19, 2014 notice from Independent Bank relating to the payment of interest to SOSventures, LLC, pursuant to the Intercreditor Agreement dated July 25, 2013, we are accruing interest payments to SOSventures, LLC since the date of that notice.

Effective April 15, 2015 we entered into the Second Amendment to our credit agreement with SOSventures, LLC. The Second Amendment provided that the proceeds from borrowings under the credit agreement could not only for its oil drilling projects, but also be used to repay certain of the Company’s indebtedness  under its credit agreement with Independent Bank. In addition, SOSventures further agreed to (a) suspend for 150 days its remedies under the credit agreement resulting from any event of default resulting from a Borrowing Base Deficiency (as defined in Independent Bank’s Credit Agreement), if any, (b) suspend its respective remedies against the Company until after December 31, 2015 arising out of any event of default resulting from the reclassification of approximately $300,000 of 2014 revenue as 2013 revenue, and (c) suspend its respective remedies against the Company for 150 days arising out of any event of default resulting from the implementation of any payment blockage under the Intercreditor Agreement dated July 25, 2013 as it may be amended.  The Intercreditor Agreement was amended April 15, 2015. The Second Amendment and the Second Amendment to Intercreditor Agreement are attached as Exhibits to the Company’s Form 10-K filed April 16, 2015 with the Securities and Exchange Commission.

Director Independence

The Company defines “independent Director” as an independent director defined by Nasdaq Rule 5605(a)(2).  Under the Company’s independent Director policy, all references to the Company include the Company’s subsidiaries and “Family Member” means a Director’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in the Director’s home.  Specifically, the Company’s independent Directors:

1)
are not Company executive officers or employees or family members of Company executive officers and neither the Director nor the family member has been so employed as an executive officer or (for the Director only) employee in the past three years;

2)
do not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of directors or would interfere with the exercise of independent judgment in carrying out the director’s responsibilities

3)
have not accepted (and have not had a family member accept) compensation from the Company in excess of $120,000 during any twelve consecutive months within the three years preceding the determination of independence except for:

a.	compensation for Board or Board committee service;
b.	employee compensation paid to a family member of the Director, provided that the family member is not an executive officer of the Company;
c.	benefits under tax-qualified retirement plans; and
d.	non-discretionary compensation;
4)
are not and have no family members who are, partners in, or a controlling shareholders or executive officers of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

a.	payments arising solely from investments in our securities; or
b.	payments under non-discretionary charitable contribution matching programs;
5)
are not employed and have no family member who are employed as executive officers of another business entity where, at any time in the past three years, an executive officer of the Company has served on the compensation committee of that entity; or

6)
are not employed and have no family member who are employed as a current partner of our outside auditor, or were partners or employees of our outside auditor who worked on our audit at any time during any of the past three years.

Under these standards, the Company currently views Bill Liao, Charles S. Henry, III and Craig Dermody to be independent Directors.  We consider payments payable pursuant to the SOSventures, LLC credit agreement to be payments arising solely from investments in the Company’s securities.

Peter Benz is affiliated with Viking Asset Management, LLC which manages Longview Marquis Mater Fund, L.P., LMIF Investments LLC and SMF Investments LLC.  These shareholders currently have approval rights over our material transactions pursuant to the July 20, 2012 put option waiver agreement attached as Exhibit 4.3 to the Company’s Form 10-12G filed with the Securities and Exchange Commission on June 7, 2013. Those rights terminate upon the Company obtaining an exchange listing.  Consequently, if we obtain an exchange listing we anticipate viewing Peter Benz as an independent director.

On May 8, 2013 the Company was notified that the limited partners of these limited partnerships have appointed Charles S. Henry, III the “replacement general partner” of Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP. From May 8, 2013 through February 25, 2014, Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP owned approximately 77.94% of our outstanding common stock.  From February 25, 2014 to March 17, 2014, these partnerships owned approximately 13.27% of our outstanding common stock.  Thus, Mr. Henry was an affiliated director during this designated time period.  Mr. Henry ceased to be an affiliated director no later than March 18, 2014 when the Company interpleaded the common stock shares relating to Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP into the Connecticut Superior Court.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder Proposals - General

Our Amended and Restated Bylaws contains Article II, Section 5 which govern the submission of Stockholder proposals.

We anticipate that we will issue a proxy statement for an annual meeting of Stockholders, or for shareholder consents in lieu of an annual meeting, for the year ending December 31, 2015, we will issue a proxy statement or information statement in May 2016.

Under the Amended and Restated bylaws, in the event that we hold an annual meeting of Stockholders next year, any Stockholder who wishes to present a proposal and who wishes to have it set forth in any proxy or information statement prepared by us, must deliver such proposal to our Secretary at our principal executive offices and must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.  Since this Information Statement is dated July 27, 2015, under Rule 14a-8, such proposal must be submitted to our Secretary at our principal executive office so that the Secretary receives it not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. As such, shareholders who wish to submit a proposal must do so by March 5, 2016. However, if the date of the 2016 annual meeting of shareholders is changed by more than 30 days from July 27, 2016, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the shareholders in our public filings.

Under the Amended and Restated bylaws and Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a shareholder at the 2016 Annual General of Shareholders that the shareholder does not seek to have included in our proxy statement if the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter.  If we first receive notice of the matter after March 29, 2016, and the matter nonetheless is permitted to be presented at the 2016 Annual General of Shareholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

            Under the Amended and Restated Bylaws, if a proposal is sought to be presented at an annual meeting of Stockholders, but is not submitted for inclusion in that proxy or information statement, the Stockholder must deliver or mail a notice of the Stockholder proposal, together with all of the information and materials discussed below, to our Secretary, which notice must be received at our principal executive offices and must comply with the requirements set forth in our Amended and Restated Bylaws.

In order to be eligible to submit a Stockholder proposal notice, the Stockholder must be a Stockholder of record at the time of giving the notice of the proposal and entitled to vote at the meeting.  The Stockholder proposal notice must be made by SEC filing or news announcement as defined in the Amended and Restated Bylaws must set forth for each matter proposed to be brought before the meeting:

1)	the name and address of such Stockholder (as they appear on the Corporation’s books) and any such beneficial owner;
2)	the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such Stockholder and by any such beneficial owner;
3)
a description of any agreement, arrangement or understanding between or among such Stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

4)
a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

5)
to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such Stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

6)
a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

7)
a representation as to whether such Stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from Stockholders in support of such proposal or nomination.

The Company may exclude a Stockholder proposal after it has notified the proposing Stockholder in writing of the proposal’s deficiency, and the proposing Stockholder failed adequately to correct it. The Company has 14 calendar days to provide the deficiency notice and the proposing Stockholder has 14 calendar days to provide the response in writing. The Company need not provide the proposing Stockholder such notice of a deficiency if the deficiency cannot be remedied, such as if the failure to submit a proposal by the company's properly determined deadline. If the Company intends to exclude the Stockholder proposal, it must submit a request to exclude the Stockholder proposal to the Securities and Exchange Commission stating the reasons within 80 days before the date of its definitive proxy statement while simultaneously providing the proposing Stockholder a copy of the request. The proposing Stockholder can, but is not required to, submit a response to the request.

Director Nominations

Under the Amended and Restated Bylaws, Stockholders who are entitled to vote in the election of directors at the 2015 annual meeting of Stockholders, assuming an actual meeting is held, may nominate directors to be elected.  To nominate a director for election, the Stockholder must deliver or mail a written notice of the nomination to our Secretary. The notice must comply with and set forth all information required by the Securities and Exchange Act of 1934 and rules promulgated thereunder, including:

1)	the name, age and business and residential addresses of each person to be nominated;
2)	the principal occupation or employment of each person to be nominated;
3)	the class and number of shares of our capital stock beneficially owned by each person to be nominated;
4)	the background information about the proposed director included in SEC Regulation S-K, Item 401(d), (e), and (f) (assuming the Amended and Restated Bylaws are adopted);
5)	disclosure as to whether the proposed director is subject to a disqualification from being involved in a SEC Rule 506 safe harbor exempt offering as stated in SEC Rule 506(d);
6)	the name and address of the person submitting the nomination or nominations;
7)	the number of shares of each class of our capital stock of which the person submitting the nomination or nominations is the beneficial owner;
8)	the name and address of each of the persons with whom the person submitting the nomination or nominations is acting in concert with;
9)	the number of shares of our capital stock beneficially owned by each person with whom the person submitting the nomination or nominations is acting in concert with;
10)
description of all arrangements or understandings between the person submitting the nomination or nominations and each person to be nominated and any other persons (naming those persons) pursuant to which the nomination or nominations are to be made by the Stockholder;

11)
other information with respect to each person to be nominated that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A promulgated under the Exchange Act; and

12)	a consent executed by each person to be nominated to the effect that, if elected as a member of our board of directors, he or she will serve.

Within fourteen days after the nomination notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary will determine whether the evidence of the person making the nomination or nominations as a Stockholder is reasonably satisfactory and will provide notice in writing to the person making the nomination or nominations of his determination.  If our Secretary determines that the evidence is not reasonably satisfactory, or if the person fails to submit the requisite information in the form or within the time indicated, the nomination or nominations will be ineffective for the election at the meeting at which the person is to be nominated.

           Any Stockholder who wishes to submit a proposal for inclusion in the proxy materials for our annual meetings must comply with the requirements of Rule 14a-8 under the Exchange Act. Under Rule 14a-8, such proposal must be submitted to our Secretary at our principal executive office so that the Secretary receives it not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the 2014 Annual Meeting. However, if the date of the 2015 annual meeting of shareholders is changed by more than 30 days from the date of the 2014 Annual Meeting, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the shareholders in our public filings.

Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a shareholder at the 2016 Annual General Meeting of Shareholders that the shareholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before 45 calendar days before the date of the 2016 annual meeting, based on the date of the Information Statement, and the shareholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after the above-designated date, and the matter nonetheless is permitted to be presented at the 2015 Annual General and Special Meeting of Shareholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

Availability of Annual Report

The Annual Report to Stockholders of the Company for the year ended December 31, 2014, including audited financial statements, is enclosed with this information statement. The Company will furnish a copy of its Annual Report for the year ended December 31, 2014, without exhibits, free of charge to each person who forwards a written request to our Secretary at 300 E. Sonterra Blvd., Suite 1220, San Antonio, TX 78258.

Householding

The SEC permits a single copy of the proxy statement to be sent to any household at which two or more Stockholders reside if they appear to be members of the same family. This procedure, called householding, reduces the volume of duplicate information Stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more Stockholders reside, you will likely be receiving only one copy of the proxy statement unless any Stockholder at that address has given the broker contrary instructions. However, if any such beneficial Stockholder residing at such an address wishes to receive a separate copy of the proxy statement in the future, or if any such beneficial Stockholder that elected to continue to receive separate copies of the proxy statement wishes to receive a single copy of the proxy statement in the future, that Stockholder should contact their broker or send a request to the corporate secretary at our principal executive offices, 300 E. Sonterra Blvd., Suite 1220, San Antonio, TX 78258, telephone number (210) 999-5400. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the proxy statement to a beneficial Stockholder at a shared address to which a single copy of the proxy statement was delivered.

ADDITIONAL INFORMATION AND QUESTIONS

A copy of these materials and our Annual Report on Form 10-K/A for the year ended December 31, 2013 are available on our investor relations website, www.starboardresources.com, or will be furnished, without charge, to any person who provides a written request to our Secretary at the address listed below.

If you have any questions or need more information about the matters discussed in this Information Statement, you may write to us at:

Starboard Resources, Inc.
300 E. Sonterra Blvd., Suite 1220
San Antonio, TX 78258
Attention:  Secretary

You also may call us at (210) 999-5400 or email us at publicfilingsinfo@Starboard Resources.com.

Insofar as any of the information in the Information Statement may rest particularly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

By Order of the Board of Directors

/s/Michael J. Pawelek
Chief Executive Officer and Secretary
July 7, 2014